AMENDMENT NO. 20

TO THE

AMENDED AND RESTATED SUB-ADVISORY CONTRACT

This Amendment, dated as of September 10, 2024, amends the Amended and Restated Sub-Advisory Contract (the “Contract”), dated July 1, 2020, between Invesco Advisers, Inc. (the “Adviser”) and Invesco Capital Management LLC (the “Sub-Adviser”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to change the name of Invesco Capital Appreciation Fund to Invesco Discovery Large Cap Fund, a series portfolio of AIM Counselor Series Trust (Invesco Counselor Series Trust), in Exhibit A of the Contract, effective December 20, 2024.

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

AIM Counselor Series Trust (Invesco Counselor Series Trust)
Invesco Discovery Fund
Invesco Discovery Large Cap Fund
Invesco Equally-Weighted S&P 500 Fund
Invesco Floating Rate ESG Fund
Invesco NASDAQ 100 Index Fund
Invesco Senior Floating Rate Fund
Invesco Short Term Municipal Fund
Invesco Short Duration High Yield Municipal Fund
Invesco SMA Municipal Bond Fund

AIM Equity Funds (Invesco Equity Funds)
Invesco Main Street Fund®
Invesco Main Street All Cap Fund®
Invesco Rising Dividends Fund

AIM Funds Group (Invesco Funds Group)
Invesco EQV European Small Company Fund
Invesco Small Cap Equity Fund

AIM Growth Series (Invesco Growth Series)
Invesco Active Allocation Fund
Invesco Convertible Securities Fund
Invesco International Diversified Fund
Invesco Main Street Mid Cap Fund®
Invesco Main Street Small Cap Fund®
Invesco Quality Income Fund
Invesco Select Risk: Conservative Investor Fund
Invesco Select Risk: High Growth Investor Fund
Invesco Select Risk: Moderate Investor Fund
Invesco Small Cap Growth Fund

AIM International Mutual Funds (Invesco International Mutual Funds)
Invesco Advantage International Fund
Invesco European Growth Fund
Invesco Global Focus Fund
Invesco Global Fund
Invesco Global Opportunities Fund
Invesco International Growth Fund
Invesco International Small-Mid Company Fund
Invesco MSCI World SRI Index Fund
Invesco Oppenheimer International Growth Fund

AIM Investment Funds (Invesco Investment Funds)
Invesco Balanced-Risk Allocation Fund
Invesco Balanced-Risk Commodity Strategy Fund
Invesco Core Bond Fund
Invesco Developing Markets Fund
Invesco Discovery Mid Cap Growth Fund
Invesco Emerging Markets All Cap Fund
Invesco Emerging Markets Local Debt Fund
Invesco Fundamental Alternatives Fund
Invesco Global Allocation Fund
Invesco Global Infrastructure Fund
Invesco Global Strategic Income Fund
Invesco International Bond Fund
Invesco Macro Allocation Strategy Fund
Invesco Multi-Asset Income Fund
Invesco SteelPath MLP Alpha Fund
Invesco SteelPath MLP Alpha Plus Fund
Invesco SteelPath MLP Income Fund
Invesco SteelPath MLP Select 40 Fund

AIM Investment Securities Funds (Invesco Investment Securities Fund)
Invesco Global Real Estate Fund
Invesco High Yield Fund
Invesco Intermediate Bond Factor Fund
Invesco SMA High Yield Bond Fund
Invesco U.S.Government Money Portfolio

AIM Sector Funds (Invesco Sector Funds)
Invesco Comstock Select Fund
Invesco Gold & Special Minerals Fund

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)
Invesco AMT-Free Municipal Income Fund
Invesco California Municipal Fund
Invesco Environmental Focus Municipal Fund
Invesco High Yield Municipal Fund
Invesco Intermediate Term Municipal Income Fund
Invesco Limited Term California Municipal Fund
Invesco Limited Term Municipal Income Fund
Invesco Municipal Income Fund
Invesco New Jersey Municipal Fund
Invesco Pennsylvania Municipal Fund
Invesco Rochester® AMT-Free New York Municipal Fund
Invesco Rochester® Municipal Opportunities Fund
Invesco Rochester® Limited Term New York Municipal Fund
Invesco Rochester® New York Municipals Fund

AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust)
Invesco Premier Portfolio

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)
Invesco Oppenheimer V.I. International Growth Fund
Invesco V.I. American Franchise Fund
Invesco V.I. American Value Fund
Invesco V.I. Balanced-Risk Allocation Fund
Invesco V.I. Capital Appreciation Fund
Invesco V.I. Comstock Fund
Invesco V.I. Core Equity Fund
Invesco V.I. Core Plus Bond Fund
Invesco V.I. Discovery Mid Cap Growth Fund
Invesco V.I. Diversified Dividend Fund
Invesco V.I. Equally-Weighted S&P 500 Fund
Invesco V.I. Equity and Income Fund
Invesco V.I. Global Core Equity Fund
Invesco V.I. Global Fund
Invesco V.I. Global Real Estate Fund
Invesco V.I. Global Strategic Income Fund
Invesco V.I. Government Money Market Fund
Invesco V.I. Government Securities Fund
Invesco V.I. Growth and Income Fund
Invesco V.I. Health Care Fund
Invesco V.I. High Yield Fund
Invesco V.I. EQV International Equity Fund
Invesco V.I. Main Street Fund®
Invesco V.I. Main Street Mid Cap Fund
Invesco V.I. Main Street Small Cap Fund®
Invesco V.I. S&P 500 Buffer Fund – March
Invesco V.I. S&P 500 Buffer Fund – June
Invesco V.I. S&P 500 Buffer Fund – September
Invesco V.I. S&P 500 Buffer Fund – December
Invesco V.I. NASDAQ 100 Buffer Fund – March
Invesco V.I. NASDAQ 100 Buffer Fund – June
Invesco V.I. NASDAQ 100 Buffer Fund – September
Invesco V.I. NASDAQ 100 Buffer Fund – December
Invesco V.I. Small Cap Equity Fund
Invesco V.I. Technology Fund
Invesco V.I. U.S. Government Money Portfolio

Invesco Dynamic Credit Opportunity Fund

Invesco Management Trust
Invesco Conservative Income Fund

Short-Term Investments Trust

Invesco Government & Agency Portfolio
Invesco Treasury Obligations Portfolio”

2.	All other terms and provisions of the Contract not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Melanie Ringold

Name:	Melanie Ringold

Title:	Senior Vice President & Secretary

INVESCO CAPITAL MANAGEMENT LLC

Sub-Adviser

By:	/s/ Brian C. Hartigan

Name:	Brian C. Hartigan

Title:	Chief Executive Officer & Principal Executive Officer